Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of MYX Inc. on Form 10-K for the fiscal year ended May 31, 2026, as filed with the Securities and Exchange Commission, I, Tatyana Muyingo, certify, pursuant to 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 2, 2026

/s/ Tatyana Muyingo
Tatyana Muyingo
Chief Executive Officer